BlackRock Global SmallCap Fund, Inc.

FILE #811-07171

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/19/2006	ASHFORD HOSPITALITY TRUST	13,000,000	546,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Inc., Friedman, Billings, Ramsey & Co. Inc., Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Stifel, Nicolaus & Company, Inc., JMP Securities LLC, Calyon Securities (USA) Inc.,

Cowen & Co., LLC, Leerink Swann & Company, Pacific Growth Equities, LLC, Rodman & Renshaw, LLC

10/12/2006	EHEALTH	5,000,000	8,100	Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Thomas Weisel Partners LLC; JMP Securities LLC; Allen & Company LLC

BlackRock Global SmallCap Fund, Inc.

FILE #811-10179

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/20/2006	DOUGLAS EMMETT	66,000,000	220,000

Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; Wachovia Capital Markets, LLC; UBS Securities LLC; Banc of America Securities LLC; A.G. Edwards & Sons, Inc.; Raymond James & Associates, Inc.; Wells Fargo Securities, LLC; BMO Capital Markets Corp.; Robert W. Baird & Co. Incorporated; Oppenheimer & Co. Inc.; Stifel, Nicolaus & Company, Incorporated; Susquehanna Financial Group, LLLP; Blaylock & Company, Inc; Chatsworth Securities, LLC; C.L. King & Associates, Inc.; Samuel A. Ramirez & Co., Inc.; Toussaint Capital Partners, LLC

11/8/2006	KBW	6,800,000 shares	3,800 shares

Keefe, Bruyette & Woods, Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Banc of America Securities LLC; Fox-Pitt, Kelton Incorporated; JMP Securities LLC; Thomas Weisel Partners LLC; BNY Capital Markets, Inc.; FTN Midwest Securities Corp.; Morgan Keegan & Company, Inc.

BlackRock Global SmallCap Fund, Inc.

FILE #811-10179

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/2/2007	ACORN INTERNATIONAL	7,700,000 shares	5,300 shares	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Deutsche Bank Securities Inc.; CIBC World Markets Corp.
5/8/2007	TOMOTHERAPY INC.	11,743,4200 shares	30,000 shares	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Piper Jaffray & Co.; Thomas Weisel Partners LLC; Robert W. Baird & Co. Incorporated; William Blair & Company
5/9/2007	AECOM TECHNOLOGY CORP.	35,150,000 shares	624,000 shares	Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC; D.A. Davidson & Co.